As filed with the Securities and Exchange Commission on September 18, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2748530
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

691 S. Milpitas Blvd., Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Adaptec, Inc. 2006 Director Plan

(Full title of the plan)

Subramanian “Sundi” Sundaresh
President, Chief Executive Officer and Director
Adaptec, Inc.
691 South Milpitas Boulevard
Milpitas, California 95035
(408) 945-8600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Daniel J. Winnike, Esq.

Scott J. Leichtner, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

(Counsel to the Registrant)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share, to be issued under the Adaptec, Inc. 2006 Director Plan	2,173,750	(2)	$4.28	(3)	$9,303,650	$996

(1)          Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional securities that may be offered or issued as part of any stock split, stock dividend or similar transaction.

(2)          Represents 2,173,750 shares available for awards under the Adaptec, Inc. 2006 Director Plan, which includes 973,750 shares that were originally registered but not used under Registration Statement No. 333-52512 filed on December 22, 2000.

(3)          The offering price information is estimated, pursuant to Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee and is the product of multiplying 2,173,750 shares that are covered by this Registration Statement by $4.28, the average of the high and low prices per share of Adaptec, Inc.’s Common Stock on the Nasdaq Global Market as of September 13, 2006.

Adaptec, Inc.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is filed by Adaptec, Inc. (“Adaptec,” “we,” or the “Registrant”) to register 2,173,750 shares of our common stock issuable under the Adaptec, Inc. 2006 Director Plan (the “Director Plan”), which includes 973,750 shares of our common stock (the “Carryover Shares”) issuable under the Adaptec, Inc. 2000 Director Plan that were previously registered on registration statement on Form S-8 (File No. 333-52512) (the “Previous Registration Statement”) and are being carried over for issuance under the Director Plan.  Adaptec is, in connection with the filing of this Registration Statement, deregistering the Carryover Shares that have been previously registered on the Previous Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information.  (1)

Item 2.            Registrant Information and Employee Plan Annual Information.  (1)

(1)           Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)           Adaptec’s annual report on Form 10-K for the fiscal year ended March 31, 2006;

(b)           Adaptec’s quarterly report on Form 10-Q for the quarter ended June 30, 2006;

(c)           Adaptec’s current report on Form 8-K filed with the Commission on April 11, 2006;

(d)           Adaptec’s current report on Form 8-K filed with the Commission on May 24, 2006;

(e)           Adaptec’s current report on Form 8-K filed with the Commission on July 20, 2006;

(f)            Adaptec’s current report on Form 8-K filed with the Commission on August 30, 2006;

(g)           Adaptec’s current report on Form 8-K filed with the Commission on September 15, 2006; and

(h)           Items 1 and 2 of Adaptec’s registration statement on Form 8-A filed July 20, 1992 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exhibit No. 1 to Amendment No. 5 of Adaptec’s registration statement on Form 8-A filed March 20, 2001.

All documents subsequently filed by Adaptec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

Item 4.            Description of Securities.

Not applicable.

Item 5.            Interests of Named Experts and Counsel.

Not applicable.

Item 6.            Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

As permitted by Section 145 of the Delaware General Corporation Law, Adaptec’s certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•      for any breach of the director’s duty of loyalty to us or our stockholders;

•      for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•      under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

•      for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, our bylaws provide that:

•      we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•      we may indemnify our other employees and agents to the extent that we indemnify our officers and directors, unless otherwise required by law, our certificate of incorporation, our bylaws or agreements to which we are a party;

•      we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•      the rights conferred in the bylaws are not exclusive.

We have entered into Indemnity Agreements with each of our current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving one of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain directors’ and officers’ liability insurance.

Item 7.            Exemption From Registration Claimed.

Not applicable

Item 8.            Exhibits.

Exhibit		Incorporated By Reference				Filed with this
Number	Exhibit Description	Form	File Number	Exhibit	File Date	S-8

4.01	Certificate of Incorporation of Adaptec, Inc., filed with the Delaware Secretary of State on November 19, 1997	10-K	000-15071	3.1	06/26/98

4.02	Amended and Restated Bylaws of Adaptec, Inc., dated as of May 18, 2006	8-K	000-15701	3.01	05/24/06

4.03	Amendment No. 1 to Amended and Restated Bylaws of Adaptec, Inc., dated as of July 14, 2006	8-K	000-15701	3.01	07/20/06

4.04	Amendment No. 2 to Amended and Restated Bylaws of Adaptec, Inc., dated as of July 17, 2006	8-K	000-15701	3.02	07/20/06

4.05	Amendment No. 3 to Amended and Restated Bylaws of Adaptec, Inc., dated as of July 17, 2006	8-K	000-15701	3.03	07/20/06

4.06	Third Amended and Restated Rights Agreement dated February 1, 2001 between Adaptec, Inc. and Mellon Investors Services LLC, as Rights Agent	8-A/A	000-15701	4.1	03/20/01

4.07	Form of Right Certificate for Series A Junior Participating Preferred Stock (included in Exhibit 4.06 as Exhibit B)	8-A/A	000-15701	4.1	03/20/01

4.08	Adaptec, Inc. 2006 Director Plan	DEF 14A	000-15701	A	07/28/06

4.09	Notice of Restricted Stock Grant and Restricted Stock Agreement under 2006 Director Plan	8-K	000-15701	99.01	09/15/06

4.10	Notice of Stock Option Grant and Stock Option Award Agreement under 2006 Director Plan	8-K	000-15701	99.02	09/15/06

4.11	Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement under 2006 Director Plan	8-K	000-15701	99.03	09/15/06

4.12	Notice of Restricted Stock Unit Award and Restricted Stock Unit Award Agreement under 2006 Director Plan	8-K	000-15701	99.04	09/15/06

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)					X

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

24.01	Power of Attorney (see signature page to this Registration Statement)					X

Item 9.            Undertakings.

The Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on September 15, 2006.

ADAPTEC, INC.

By:	/s/ Subramanian “Sundi” Sundaresh
Subramanian “Sundi” Sundaresh
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Subramanian “Sundi” Sundaresh and Christopher O’Meara, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.  This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated:

Signature	Title	Date

Principal Executive Officer:

/s/ Subramanian “Sundi” Sundaresh	President, Chief Executive Officer and	September 15, 2006
Subramanian “Sundi” Sundaresh	Director

Principal Financial Officer:

/s/ Christopher O’Meara	Vice President and Chief Financial Officer	September 15, 2006
Christopher O’Meara

Principal Accounting Officer:

/s/ John M. Westfield	Vice President and Corporate Controller	September 15, 2006
John M. Westfield

Other Directors:

/s/ Jon S. Castor	Director	September 15, 2006
Jon S. Castor

/s/ Joseph S. Kennedy	Director	September 15, 2006
Joseph S. Kennedy

/s/ Robert J. Loarie	Director	September 15, 2006
Robert J. Loarie

/s/ D. Scott Mercer	Director	September 15, 2006
D. Scott Mercer

/s/ Judith M. O’Brien	Director	September 15, 2006
Judith M. O’Brien

/s/ Charles J. Robel	Director	September 15, 2006
Charles J. Robel

/s/ Douglas E. Van Houweling	Director	September 15, 2006
Douglas E. Van Houweling

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.01	Opinion of Fenwick & West LLP

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)

23.02	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

24.01	Power of Attorney (see signature page to this Registration Statement)